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As filed with the Securities and Exchange Commission on January 9, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LUCKIN COFFEE INC.
(Exact name of Registrant as specified in Its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	5810 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

17F Block A, Tefang Portman Tower
No. 81 Zhanhong Road
Siming District, Xiamen, Fujian
People's Republic of China, 361008
+86-592-3386666
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Li He, Esq. James C. Lin, Esq. Davis Polk & Wardwell LLP 18/F, The Hong Kong Club Building 3A Chater Road, Central Hong Kong +852 2533-3300	Allen Wang, Esq. Posit Laohaphan, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place, Central Hong Kong +852 2912-2500

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-235836

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

           If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of Securities to be Registered(1)(2)(3)	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Class A ordinary shares, par value US$0.000002 per share(2)	16,560,000	US$4.3281	US$71,673,336	US$9,303.20

(1)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low trading prices on January 6, 2020 of the Registrant's American depositary shares listed on the NASDAQ Global Select Market, each representing eight Class A ordinary shares of the Registrant.

(2)
Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes Class A ordinary shares that may be purchased by the underwriters pursuant to an option to purchase additional ADSs. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-235836. A total of 110,400,000 securities were registered under Registration Statement No. 333-235836. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-235836 exceed 126,960,000.

           The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

 EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-235836) initially filed by Luckin Coffee Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on January 7, 2020, which was declared effective by the Commission on January 9, 2020, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto.

 LUCKIN COFFEE INC.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Conyers Dill & Pearman regarding the validity of the Class A ordinary shares being registered (filed herewith)
23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1
Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of Luckin Coffee Inc. (File No. 333-235836) initially filed with the Securities and Exchange Commission on January 7, 2020)
24.2	Powers of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on January 9, 2020.

LUCKIN COFFEE INC.
By:	/s/ REINOUT HENDRIK SCHAKEL
	Name:	Reinout Hendrik Schakel
	Title:	Chief Financial Officer and Chief Strategy Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 9, 2020.

Signature	Title

* Name: Charles Zhengyao Lu	Chairman of Board of Directors
* Name: Jenny Zhiya Qian	Director and Chief Executive Officer (principal executive officer)
* Name: Jian Liu	Director and Chief Operating Officer
* Name: Jinyi Guo	Director and Senior Vice President
* Name: Hui Li	Director
* Name: Erhai Liu	Director
* Name: Sean Shao	Independent Director
* Name: Thomas P. Meier	Independent Director

Signature		Title

/s/ REINOUT HENDRIK SCHAKEL Name: Reinout Hendrik Schakel		Chief Financial Officer and Chief Strategy Officer (principal financial and accounting officer)
*By	/s/ REINOUT HENDRIK SCHAKEL Name: Reinout Hendrik Schakel Attorney-in-fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Luckin Coffee Inc., has signed this registration statement or amendment thereto in New York on January 9, 2020.

Authorized U.S. Representative
Cogency Global Inc.
By:	/s/ RICHARD ARTHUR
	Name:	Richard Arthur
	Title:	Assistant Secretary

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EXPLANATORY NOTE
LUCKIN COFFEE INC. EXHIBIT INDEX
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES